                                                                   EXHIBIT 10.11


                                                            EXECUTION COPY




                             STOCK VESTING AGREEMENT

         THIS STOCK VESTING AGREEMENT ("Agreement"), dated December 19, 2001, is made by and between TurnWorks Acquisition III, Inc., a Delaware corporation ("Company") and TurnWorks, Inc., a Texas corporation ("TW").

                              W I T N E S S E T H :

         WHEREAS, on the date hereof, Aloha Airgroup, Inc., a Hawaii corporation ("A"), Hawaiian Airlines, Inc., a Hawaii corporation ("B"), Company, and TW have entered into an Agreement and Plan of Merger, dated the date hereof, pursuant to which A will merge into a subsidiary of Company, and B will merge either into Company or into a subsidiary of Company (the "Merger Agreement");

         WHEREAS, on the date hereof, Gregory D. Brenneman (the "Executive") and Company have entered into an Employment Agreement, dated the date hereof, pursuant to which Executive, beginning on the date on which the transactions contemplated under the Merger Agreement shall be consummated (the "Effective Date"), shall serve as the Chairman and Chief Executive Officer of Company (the "Employment Agreement");

         WHEREAS, in connection with, and immediately after the consummation of, the transactions contemplated under the Merger Agreement, TW shall be the owner of a substantial number of shares of the Common Stock, $.0001 par value ("Common Stock"), of Company; and

         WHEREAS, the parties have agreed that TW's retention of the aforesaid shares shall be subject, under the terms and conditions hereof, to the rendition, by Executive, of services under the Employment Agreement;

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, Company and TW agree as follows:


ARTICLE 1: CERTAIN DEFINITIONS. CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS AGREEMENT SHALL HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE MERGER AGREEMENT. IN ADDITION, FOR PURPOSES OF THIS AGREEMENT:

         An "AFFILIATE" of, or a Person "AFFILIATED" with, a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term "CONTROL" (including the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership or voting securities, by contract, or otherwise.

         "BENEFICIALLY OWNED" or "BENEFICIAL OWNERSHIP" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act. Securities Beneficially Owned by a person shall include all securities Beneficially Owned by Affiliates of such person and all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

         "BENEFICIAL OWNER" shall mean, with respect to any securities, a person who has Beneficial Ownership of such securities.

         "COMMON STOCK" shall have the meaning set forth in the recitals to this Agreement.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "GROUP" shall mean the group consisting of (i) TW, (ii) Executive and the siblings, spouse and lineal descendants of Executive, (iii) any trust, family limited partnership or other such entity established for the benefit of any or all of the Persons described in (i) and (ii) above, (iv) any other entity controlled by one or more of the Persons described in (i), (ii) and (iii) above,
(v) any charitable foundation or other entity created by Executive and qualified for tax-exempt status under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended and (vi) the employees of TW.

         "PERSON" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity of any kind or nature.

         "SHARES" shall mean (i) the shares of Common Stock owned by TW immediately after the consummation of the transactions contemplated under the Merger Agreement and (ii) any other shares of Common Stock or other securities or property (other than cash) which shall be issued on or with respect to, or issued in exchange for, such shares of stock by way of stock split, stock dividend, combination of shares or other such recapitalization.

         "UNVESTED" shall, when used with respect to any of the Shares, mean that such Shares shall then still be subject to potential forfeiture under the provisions of Articles 3 and 4 hereof.

         "TRANSFER" shall mean, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or deposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "TRANSFER" shall have a correlative meaning.

         "VESTED" shall, when used with respect to any of the Shares, mean that such Shares shall have ceased to be subject to potential forfeiture under the provisions of Articles 3 and 4 hereof.


ARTICLE 2:  TRANSFER OF SHARES.
            ------------------

         2.1 GENERAL RULE. Subject to the terms of paragraph 2.2 below, TW shall not Transfer any Shares which shall not have become Vested under the terms of this Agreement without the prior written approval of Company. Any purported Transfer of Shares in violation of the terms hereof shall be null and void, and Company shall not, and shall not be compelled to, recognize or record, or issue any stock certificate(s) in connection with, any such violative transaction.

         2.2 PERMITTED GROUP TRANSFERS. Notwithstanding paragraph 2.1, TW may, at any time, Transfer any or all of the Shares owned by it, PROVIDED that (i) the recipient of such Shares so Transferred shall, prior to the consummation of such Transfer (and unless already a party hereto), execute and deliver to Company an agreement, reasonably acceptable to TW and the Company, to be bound by the terms and provisions of this Agreement with respect to such Shares to the same extent, and in the same manner, as TW and (ii) such recipient is a member of the Group.

         2.3 LEGENDS. The certificates evidencing the Shares shall bear appropriate legends indicating that the vesting of such Shares is subject to the terms of this Agreement.

ARTICLE 3:  VESTING AND POTENTIAL FORFEITURE

         3.1 VESTING SCHEDULE. Subject in any event to the rest of this Article 3, the Shares shall become Vested in accordance with the following schedule:

         (i) Fifty-percent (50%) of the Shares shall become Vested on the date falling one year after the Effective Date (the "First Anniversary"); and

         (ii) An additional twelve-and-one-half percent (12.5%) of the Shares shall become Vested on the date falling 90 days after the First Anniversary and on each subsequent 90th day thereafter until all the Shares shall have become Vested.

         3.2 RESIGNATION. In the event that Executive shall, on or prior to the date falling two (2) years after the Effective Date (hereinafter, the "Second Anniversary"), terminate his employment under the Employment Agreement for any reason OTHER THAN those encompassed by paragraphs 2.3(i), (ii), (iii), (iv),
(v), (vi) or (vii) of the Employment Agreement, then no further Vesting of Shares shall occur subsequent to the date of such termination and all Shares which shall be Unvested as of the day immediately subsequent to such date of termination shall, in accordance with the terms of Article 4 below, be Transferred to Company.

         3.3 DEATH, DISABILITY, CAUSE, ETC. In the event that Company shall, on or prior to the Second Anniversary, terminate Executive's employment under the Employment Agreement for any reason OTHER THAN that encompassed by paragraph 2.2(vi) of the Employment Agreement, then (i) TW shall become immediately Vested (i.e., by way of acceleration) in that number of Shares determined by the formula [O(P) - AV] (where O is equal to the aggregate number of Shares, P is equal to a fraction the denominator of which is 24 and the numerator of which is equal to the number of whole or partial months that shall have elapsed between the Effective Date and the date of termination and AV is equal to the number of Shares that shall already have become Vested hereunder as of the date of termination, and (ii) all Unvested Shares (after giving effect to the provisions of (i) above) shall be Transferred to Company in accordance with the terms of
Article 4 below.

         3.4   WITHOUT CAUSE; GOOD REASON.  In the event that:

              (i) the Company shall, on or prior to the Second Anniversary, terminate Executive's employment under the Employment Agreement for any reason OTHER THAN those encompassed by paragraphs 2.2(i), (ii), (iii), (iv) or (v) thereof, or

              (ii) Executive shall, on or prior to the Second Anniversary, terminate Executive's employment under the Employment Agreement pursuant to paragraph 2.3(i), (ii), (iii), (iv), (v), (vi) or (vii) thereof, then all Shares which shall not theretofore have become Vested shall automatically become Vested on the date of termination.


ARTICLE 4:  FORFEITURE PROCEDURES

         4.1 FORFEITURE NOTICE. In the event that Company shall have actually become entitled to have any of the Unvested Shares Transferred to it under the forfeiture provisions of Article 3, the Company shall so notify TW in a writing stating the reasons therefor and the number of Shares that the Company believes to be subject to forfeiture (the "Forfeiture Notice").

         4.2 TRANSFER OF SHARES. Within 5 days after the date on which TW shall have received the Forfeiture Notice, TW shall deliver to the Company certificates representing all of the Shares that are properly subject to forfeiture, duly endorsed (as to the correct number of shares) in blank or accompanied by a duly executed stock power, in proper form for transfer.


ARTICLE 5:  CERTAIN UNDERSTANDINGS

         5.1 SHAREHOLDER RIGHTS. Notwithstanding the fact that one or more of the Shares may, at any given time, be Unvested, such Unvested status shall not impair or otherwise adversely affect any rights (including without limitation economic and voting rights) that TW may have, in its capacity as a shareholder of the Company, with respect to such Unvested Shares, it being the intent that TW shall, except as otherwise specifically provided herein, fully enjoy and exercise all rights appurtenant to such Shares to the same extent and in the same manner as any other shareholder of the Company.


ARTICLE 6:  MISCELLANEOUS

         6.1 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon delivery) by delivery by facsimile transmission and by courier service (with proof of service), hand delivery or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this paragraph 6.1):

if to Company:
TurnWorks Acquisition III, Inc.
1330 Lake Robbins Dr.
Suite 205
The Woodlands, TX  77380
Telecopier No.:  (281) 363-2097
Attention: General Counsel

If to TW:
Gregory D. Brenneman
TurnWorks, Inc.
1330 Lake Robbins Dr., Suite 205
The Woodlands, Texas  77380

         6.2 ASSIGNMENT; BINDING EFFECT; BENEFIT. Except as set forth in paragraph 6.10 hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred by either party hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         6.3 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

         6.4 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.5 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         6.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         6.7 MUTUAL DRAFTING. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

         6.8 NO WAIVER. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         6.9 GENDER AND PLURALS. Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.

         6.10 CONVERSION. Notwithstanding any other provision of this Agreement, Company acknowledges that, subsequent to the date hereof, TW may enter into or effectuate a merger, consolidation, sale of assets or other conversion or reorganization pursuant to which TW would be converted into, or substantially all of the assets and properties of TW (including all of the Shares then owned by TW, if any) would be conveyed (by operation of law or otherwise) to, a different legal entity Controlled (as defined below, notwithstanding Article 1 hereof) by Executive (a "Conversion", and any such surviving legal entity being the "Survivor"). Company further acknowledges that (i) subsequent to any such Conversion, references to "TW" in this Agreement shall automatically be deemed to refer to the Survivor, (ii) this Agreement shall, automatically upon any such Conversion, be deemed to have been assigned to the Survivor, with the result that the Survivor shall succeed to all rights, and be bound by all liabilities and obligations, of TW hereunder (including but not limited to those existing as of the effective date of the Conversion) and (iii) accordingly, any such Conversion shall not, except as set forth in (i) and (ii) above, affect the rights or obligations of the parties hereunder. For purposes of this paragraph 6.10, the term "Control" shall refer to Beneficial Ownership, directly or indirectly, of securities representing a majority of the combined voting power, in the election of directors (or other analogous managers) of the outstanding securities of an entity.



                                     *******

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


TurnWorks Acquisition III, Inc.



  /s/ Gregory D. Brenneman
------------------------------------
Name:    Gregory D. Brenneman
Title:   President


TurnWorks, Inc.


  /s/ Gregory D. Brenneman
------------------------------------
Name:    Gregory D. Brenneman
Title:   President